Exhibit 99.1

BUNKER HILL SHIPS FIRST CONCENTRATE TO TRAIL SMELTER AND ANNOUNCES DRAWDOWN OF STANDBY FACILITY

KELLOGG, IDAHO | VANCOUVER, BRITISH COLUMBIA, July 31, 2026 – Bunker Hill Mining Corp. (“Bunker Hill” or the “Company”) (TSX:BNKR | OTCQB:BHLL) is pleased to announce the first shipment of concentrate to Teck Resources Limited’s (“Teck”) Trail Smelter.

“With the successful commissioning of our new 1,800 ton per day (“tpd”) processing plant, the Bunker Hill team is proud to have begun generating revenue from the sale of concentrate for the first time since the Bunker Hill Mine ceased operations more than 45 years ago,” said Sam Ash, President and Chief Executive Officer of Bunker Hill. “This represents a defining milestone in the Company’s redevelopment and validates the dedication of our team in safely bringing one of America’s most historic mining operations back into production. While we continue to optimize plant performance through commissioning, we remain focused on achieving full commercial production by year-end.”

CONCENTRATE SHIPMENT MILESTONE

The locally recruited Bunker Hill operations team is completing the final phases of commissioning the Company’s newly constructed processing plant and associated tailings filter press to the point where the facility can operate on a 24-hour, seven-day-a-week basis.

The rapid progression from construction through commissioning reflects the quality of the engineering, construction, and commissioning program led by Bunker Hill’s team, together with key project partners including Gypsy Life LLC, Ausenco, Mountain West Industrial, Metso Corporation, and numerous local contractors.

As is typical during the ramp-up of a new processing facility, the Company expects to continue optimizing plant performance and implementing routine operational refinements as it advances toward full commercial production, targeted by the end of 2026. Management remains confident in the operation given the quality of the plant construction, the successful commissioning achieved to date, and the experience of the operating team. The commencement of concentrate production marks a significant step in the successful restart of the Bunker Hill Mine following more than four decades of closure and rehabilitation.

Concentrate produced at Bunker Hill is analyzed by Silver Valley Analytical Inc. before being transported approximately 140 miles (220 kilometres) to Teck’s integrated lead and zinc smelting complex in Trail, British Columbia, where it is processed under the Company’s offtake arrangements.

PROCESSING PLANT

The Bunker Hill processing plant is in Kellogg, Idaho, approximately 3.5 miles (5.6 kilometres) from the underground mine portal at Wardner. Designed to process 1,800 tpd, the facility incorporates modern crushing, grinding, and differential flotation circuits to produce separate lead and zinc concentrates for sale.

Flotation tailings are dewatered using a state-of-the-art filter press, with the resulting filter cake either incorporated into underground paste backfill or placed in the Company’s dry-stack tailings storage facility. This approach reduces water consumption, minimizes environmental impact, and supports safer, more efficient underground mining operations.

The processing facility is the one of the largest and most modern mills in Idaho’s historic 25-mile-long Silver Valley. It exceeds the processing capacities of nearby operations, including Hecla Mining’s Lucky Friday Mine (1,100 tpd) and Americas Gold and Silver’s Galena Mine (500 tpd), positioning Bunker Hill as a significant processing asset within the district.

Importantly, the plant has been designed with future growth in mind and can be expanded to approximately 2,500 tons per day with relatively modest incremental capital, providing flexibility as additional mineral resources are converted into mineable reserves and incorporated into future mine plans.

Construction of the paste backfill plant at the Wardner mine site is substantially complete, and final commissioning is expected within the next three weeks. Once operational, the facility will provide paste backfill to underground mining operations, improving mining efficiency, supporting ground stability, and enhancing overall mine productivity

PHOTO GALLERY

Ore stockpile on pad, ready to be processed

Ore loading into crusher hopper

Refurnished Metso Cone Crusher (one of two)

Crushed ore being taken by conveyors to Ore Silo

Crushed ore being taken by to main ball mill

Main and Re-grind Mills in location within the facility

Lead Concentrate being floated in flotation circuit

Tailings Filter Press Building

Filter cake ready to be transported to paste plant

DRAWDOWN OF STANDBY FACILITY

Bunker Hill announces that it has drawn US$5 million under its existing standby facility (the “Standby Facility”), provided to the Company by Teck, together with its affiliates, providing additional financial flexibility as the Company continues the ramp-up of operations at the Bunker Hill Mine in Kellogg, Idaho.

The proceeds from the drawdown will be used to support working capital requirements and ongoing operational activities as the Company advances toward full commercial production.

“This drawdown provides additional liquidity at an important stage in our ramp-up,” said Sam Ash. “With the processing plant operating, concentrate shipments underway and production continuing to increase, this facility strengthens our balance sheet and provides additional flexibility as we execute our operating plan and work toward achieving commercial production.”

The Standby Facility forms part of the Company’s broader financing strategy and is intended to provide additional capital flexibility during the initial years of operations. The Company continues to prudently manage its liquidity while focusing on safely increasing production, optimizing plant performance and generating sustainable cash flow.

ABOUT BUNKER HILL MINING CORP.

Bunker Hill Mining Corp. is a U.S.-based mining company focused on the restart and operation of its flagship asset, the historic Bunker Hill Mine in northern Idaho’s prolific Silver Valley. One of North America’s most storied mining districts, the Bunker Hill Mine is being redeveloped as a modern producer of zinc, lead and silver concentrates through responsible mining practices and a disciplined approach to operational execution.

The Company’s strategy is centered on creating long-term value through the efficient restart, optimization and expansion of this high-quality asset while maintaining strong environmental stewardship, safety performance and community engagement. Bunker Hill is committed to delivering sustainable growth and maximizing shareholder returns by successfully redeveloping a cornerstone mining operation in the United States.

Additional information is available at www.bunkerhillmining.com and on SEDAR+ and EDGAR.

On behalf of Bunker Hill Mining Corp.

Sam Ash

President and Chief Executive Officer

For additional information, please contact:

Brenda Dayton

Vice President, Investor Relations

T: 604.417.7952

E: brenda.dayton@bunkerhillmining.com

Cautionary Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations (collectively, “forward-looking statements”). Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, “plan” or variations of such words and phrases.

Forward-looking statements in this news release include, but are not limited to, statements regarding: the Company’s objectives, goals or future plans, including the ramp up of the Bunker Hill Mine and the anticipated timing thereof; whether construction of the paste backfill plant at the Wardner mine site will be completed, the timing of such completion and whether operations at the Wardner mine site will improve efficiency and productivity; the use of proceeds resulting from the drawdown of the Standby Facility; and the achievement of future short-term, medium-term and long-term operational strategies. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: Bunker Hill’s ability to develop future mining plans and strategies and whether such plans will be developed in the near term; Bunker Hill’s ability to receive sufficient project financing for the ramp-up of the Bunker Hill Mine on acceptable terms or at all; the future price of metals; and the stability of the financial and capital markets. Factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, those risks and uncertainties identified in public filings made by Bunker Hill with the U.S. Securities and Exchange Commission (the “SEC”) and with applicable Canadian securities regulatory authorities, and the following: the Company’s inability to raise additional capital for project activities, including through equity financings, concentrate offtake financings or otherwise; capital market conditions; restrictions on labor and its effects on international travel and supply chains; failure to identify mineral resources; failure to convert estimated mineral resources to reserves; the preliminary nature of metallurgical test results; the Company’s ability to ramp-up the Bunker Hill Mine towards commercial production and the risks of not basing a production decision on a feasibility study of mineral reserves demonstrating economic and technical viability, resulting in increased uncertainty due to multiple technical and economic risks of failure which are associated with this production decision including, among others, areas that are analyzed in more detail in a feasibility study, such as applying economic analysis to resources and reserves, more detailed metallurgy and a number of specialized studies in areas such as mining and recovery methods, market analysis, and environmental and community impacts and, as a result, there may be an increased uncertainty of achieving any particular level of recovery of minerals or the cost of such recovery, including increased risks associated with developing a commercially mineable deposit, with no guarantee that production will begin as anticipated or at all or that anticipated production costs will be achieved; failure to commence production would have a material adverse impact on the Company’s ability to generate revenue and cash flow to fund operations; failure to achieve the anticipated production costs would have a material adverse impact on the Company’s cash flow and future profitability; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; political risks; changes in equity markets; uncertainties relating to the availability and costs of financing needed in the future; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing, including the ability of the Company to complete the payments pursuant to the terms of the agreement to acquire the Bunker Hill Mine complex; inflation; changes in exchange rates; fluctuations in commodity prices; delays in the development of projects; and capital, operating and reclamation costs varying significantly from estimates and the other risks involved in the mineral exploration and development industry. Although the Company believes that the assumptions and factors used in preparing the forward-looking statements in this news release are reasonable, undue reliance should not be placed on such statements or information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all, including as to whether or when the Company will achieve its project finance initiatives, or as to the actual size or terms of those financing initiatives. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved of the information contained herein.

Readers are cautioned that the foregoing risks and uncertainties are not exhaustive. Additional information on these and other risk factors that could affect the Company’s operations or financial results are included in the Company’s annual report and may be accessed through the SEDAR+ website (www.sedarplus.ca) or through EDGAR on the SEC website (www.sec.gov).